UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): June 3, 2016

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 474-1300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b)    Pro Forma Financial Information.
On January 26, 2016 and January 27, 2016, ERP Operating Limited Partnership (“ERP”), a subsidiary and the operating partnership of Equity Residential ("EQR") through which Equity Residential owns substantially all of its assets, together with certain wholly-owned subsidiaries of ERP (collectively, the “Company”), closed on the sale of all of the assets included in its previously announced sale of a portfolio of 72 multifamily assets, comprising 23,262 apartment units across the United States (the “Starwood Portfolio”) to controlled affiliates of Starwood Capital Group. The Company is hereby filing as Exhibit 99.1 certain financial information relating to the Starwood Portfolio under Article 11 of Regulation S-X.

(d)    Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Equity Residential and ERP Operating Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date:	June 3, 2016	By:	/s/ Mark J. Parrell
		Name:	Mark J. Parrell
		Its:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date:	June 3, 2016	By:	/s/ Ian S. Kaufman
		Name:	Ian S. Kaufman
		Its:	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

ERP OPERATING LIMITED PARTNERSHIP
BY: EQUITY RESIDENTIAL
ITS GENERAL PARTNER

Date:	June 3, 2016	By:	/s/ Mark J. Parrell
		Name:	Mark J. Parrell
		Its:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date:	June 3, 2016	By:	/s/ Ian S. Kaufman
		Name:	Ian S. Kaufman
		Its:	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)